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                                                              EXHIBIT 23(c)

                       INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement No. 33-59327 of First Chicago Corporation on Form S-3 of our report dated January 17, 1995, on the consolidated financial statements of NBD Bancorp, Inc. for the year ended December 31, 1994, appearing in the Current Report on Form 8-K of First Chicago Corporation dated July 21, 1995, and to the reference to us under the heading "Experts" included in the Prospectus, which is part of such Registration Statement.

DELOITTE & TOUCHE LLP

Detroit, Michigan

August 18, 1995